Exhibit 99.1

eXp World Holdings Reports Record Full-Year 2021 Revenue of $3.8 Billion

2021 Marks Highest Revenue and Profit Year in Company History, Driven by a 72% Increase in Agent Growth

Company Declares Cash Dividend for Q1 2022 of $0.04 per Share of Common Stock

BELLINGHAM, Wash. — Feb. 24, 2022 — eXp World Holdings, Inc. (Nasdaq: EXPI), (or the “Company”), the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced financial results for the fourth quarter and full-year ended Dec. 31, 2021.

Fourth Quarter and Full-Year 2021 Financial Highlights as Compared to the Same Year-Ago Period:

●	Revenue increased 110% to $3.8 billion in 2021 and increased 77% to $1.1 billion in the fourth quarter of 2021.
●	Gross profit increased 85% to $296.0 million in 2021 and increased 65% to $83.1 million in the fourth quarter of 2021.
●	Net income increased 162% to $81.2 million in 2021 and increased 101% to $15.5 million in the fourth quarter of 2021. An income tax provision benefit of $47.5 million and $14.2 million, respectively, is included in the full year and the fourth quarter 2021 net income.
●	Earnings per diluted share increased 143% to $0.51 in 2021 and increased 100% to $0.10 per diluted share in the fourth quarter of 2021.
●	Adjusted EBITDA (a non-GAAP financial measure) increased 35% to $78.0 million in 2021. Adjusted EBITDA was $13.1 million in the fourth quarter of 2021 compared to $16.6 million in the fourth quarter of 2020. Excluding a $10 million one-time legal settlement in the fourth quarter, adjusted EBITDA increased 52% to $88.0 million in 2021, and increased 39% to $23.1 million in the fourth quarter of 2021.
●	As of Dec. 31, 2021, cash and cash equivalents totaled $108.2 million, compared to $100.1 million as of Dec. 31, 2020. The Company repurchased approximately $172.0 million of common stock during 2021.
●	The Company paid a cash dividend for the fourth quarter of 2021 of $0.04 per share of common stock on Nov. 15, 2021. On Feb. 17, 2022, the Company’s Board of Directors declared a cash dividend of $0.04 per share of common stock for the first quarter of 2022 expected to be paid on March 31, 2022 to shareholders of record on March 11, 2022.

Management Commentary

“2021 was another year of tremendous growth for eXp, as our core focus on innovation enabled us to welcome nearly 30,000 new agents across six continents to eXp,” said Glenn Sanford, Founder, Chairman and CEO of eXp

World Holdings. “As real estate professionals increasingly turn to technology-based solutions for productivity and collaboration, our cloud-based platform has given us a first-mover advantage to scale our brokerage at the fastest rate in the industry. We attract top agents that value freedom, compensation and community.”

“We evolved our robust suite of products and services last year as we made preparations to launch SUCCESS Lending, a synergistic mortgage solution that aims to provide greater efficiencies and clearer communication between agents and their customers. To deepen our commitment to developing and inspiring our community of real estate professionals, we launched SUCCESS Coaching, our new business that provides a results-driven approach to personal development. Looking ahead, we believe there is significant opportunity to capture additional market share in the real estate and adjacent industries as people and companies adapt to a digital future. We will remain focused on fostering collaboration and building an unparalleled network of industry professionals around the world,” concluded Sanford.

“In 2021, we achieved a record $3.8 billion in revenue by focusing on our growing, global community of real estate agents,” said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings. “Our year-over-year increase in transaction volume proves that the eXp model is resonating with top-producing agents and our ability to maintain this momentum underscores the strength of our competitive position. Reinvesting incremental cash flows generated by our business in products, services and technologies that further enhances the eXp platform for agents remains a priority as we scale, both within our existing markets and globally.”

Fourth Quarter and Full-Year 2021 Operational Highlights as Compared to the Same Year-Ago Period:

●	Agents and brokers on the eXp Realty platform increased 72% to 71,137 as of Dec. 31, 2021.
●	Real estate transactions closed increased 86% to 444,367 in 2021 and increased 52% to 125,029 in the fourth quarter of 2021.
●	Real estate transaction volume increased 116% to $156.1 billion in 2021 and increased 82% to $44.9 billion in the fourth quarter of 2021.
●	eXp Realty expanded into nine new international locations in 2021, including Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama and Germany. In February 2022, the Company successfully launched in the Dominican Republic and announced plans to establish operations in Greece and New Zealand in the first quarter of 2022.
●	SUCCESS® Lending, LLC – a residential lending joint venture with Kind Lending, LLC – was established and SUCCESS Coaching™– a coaching program for entrepreneurs and business professionals – was launched.
●	eXp Realty ended 2021 with a global Net Promoter Score of 71, a measure of agent satisfaction as part of the Company’s intense focus on improving the agent experience.

Fourth Quarter and Full-Year 2021 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and CEO Glenn Sanford and CFO Jeff Whiteside on Thursday, Feb. 24, 2022 at 8:30 a.m. PT / 11:30 a.m. ET. The discussion will be moderated by Tom White, Managing Director and Senior Research Analyst at D.A. Davidson.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies.

Date: Thursday, Feb. 24, 2022

Time: 8:30 a.m. PT / 11:30 a.m. ET

Location: EXPI Campus. Join at https://expworldholdings.com/contact/download/

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises.

eXp Realty is the fastest-growing real estate company in the world with more than 75,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany and the Dominican Republic and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses, provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges related to these long-lived assets, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(In thousands)
(Unaudited)
	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	2019	2021	2020	2019
Net income (loss)	$ 15,456	$ 7,696	$ 781	$ 81,159	$ 30,990	($ 9,557)
Other expense, net	316	21	84	480	184	281
Income tax (benefit) expense	(14,229)	118	254	(47,487)	413	497
Depreciation and amortization	1,737	1,429	768	6,248	4,214	2,384
Stock compensation expense	6,364	4,763	3,199	24,493	15,239	13,959
Stock option expense	3,494	2,622	979	13,102	6,801	5,085
Adjusted EBITDA	$ 13,138	$ 16,649	$ 6,065	$ 77,995	$ 57,841	$ 12,649

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; demand for remote working and distance learning solutions and virtual events; development of our commercial brokerage and our ability to attract commercial real estate brokers; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

MZ Group – MZ North America

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)
	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 108,237	$ 100,143
Restricted cash	67,673	27,781
Accounts receivable, net of allowance for credit losses of $2,198 and $1,879, respectively	133,489	76,951
Prepaids and other assets	9,916	7,350
TOTAL CURRENT ASSETS	319,315	212,225
Property, plant, and equipment, net	15,902	7,848
Operating lease right-of-use assets	2,482	819
Other noncurrent assets	2,827	-
Intangible assets, net	7,528	8,350
Deferred tax assets, net	52,827	-
Goodwill	12,945	12,945
TOTAL ASSETS	$ 413,826	$ 242,187
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 7,158	$ 3,957
Customer deposits	67,673	27,781
Accrued expenses	111,672	62,750
Current portion of long-term payable	-	1,416
Current portion of lease obligation - operating lease	311	746
TOTAL CURRENT LIABILITIES	186,814	96,650
Long-term payable, net of current portion	2,714	2,876
Long-term lease obligation - operating lease, net of current portion	765	74
TOTAL LIABILITIES	190,293	99,600
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 155,516,284 issued and 148,764,592 outstanding in 2021; 146,677,786 issued and 144,143,292 outstanding in 2020	1	1
Additional paid-in capital	401,479	218,492
Treasury stock, at cost: 6,751,692 and 2,534,494 shares held, respectively	(210,009)	(37,994)
Accumulated earnings (deficit)	30,510	(39,162)
Accumulated other comprehensive income	188	247
Total eXp World Holdings, Inc. stockholders' equity	222,169	141,584
Equity attributable to noncontrolling interest	1,364	1,003
TOTAL EQUITY	223,533	142,587
TOTAL LIABILITIES AND EQUITY	$ 413,826	$ 242,187

EXP WORLD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except share amounts and per share data)
(Unaudited)
	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	2019	2021	2020	2019
Revenues	$ 1,076,970	$ 609,322	$ 274,019	$ 3,771,170	$ 1,798,285	$ 979,937
Operating expenses
Commissions and other agent-related costs	993,885	558,935	249,612	3,475,139	1,638,674	895,882
General and administrative expenses	78,063	40,656	22,532	249,699	122,801	89,035
Sales and marketing expenses	3,479	1,897	756	12,180	5,223	3,799
Total operating expenses	1,075,427	601,488	272,900	3,737,018	1,766,698	988,716
Operating income	1,543	7,834	1,119	34,152	31,587	(8,779)
Other expense
Other expense, net	133	3	50	292	133	247
Equity in losses of unconsolidated affiliates	183	17	34	188	51	34
Total other expense, net	316	20	84	480	184	281
Income before income tax expense	1,227	7,814	1,035	33,672	31,403	(9,060)
Income tax (benefit) expense	(14,229)	118	254	(47,487)	413	497
Net income	15,456	7,696	781	81,159	30,990	(9,557)
Net loss attributable to noncontrolling interest	47	26	29	61	141	29
Net income attributable to eXp World Holdings, Inc.	$ 15,503	$ 7,722	$ 810	$ 81,220	$ 31,131	($ 9,528)

Earnings (loss) per share
Basic	$ 0.10	$ 0.05	$ 0.01	$ 0.56	$ 0.22	($ 0.08)
Diluted	$ 0.10	$ 0.05	$ 0.01	$ 0.51	$ 0.21	($ 0.08)
Weighted average shares outstanding
Basic	147,835,171	143,026,018	131,907,796	146,170,871	138,572,358	126,256,407
Diluted	157,509,206	156,543,876	131,907,796	157,729,374	151,550,075	126,256,407

EXP WORLD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020	2019
OPERATING ACTIVITIES
Net income	$ 81,159	$ 30,990	($ 9,557)
Reconciliation of net income to net cash provided by operating activities:
Depreciation expense	4,974	3,360	2,057
Amortization expense - intangible assets	1,274	629	327
Amortization expense - long-term payable	94	157	140
Asset impairments	-	225	-
Allowance for credit losses on receivables	319	1,742	(137)
Equity in loss of unconsolidated affiliates	188	51	34
Agent growth incentive stock compensation expense	24,493	15,239	13,959
Stock option compensation	13,102	6,801	5,085
Agent equity stock compensation expense	144,437	60,968	37,768
Deferred income taxes	(52,827)	-	-
Changes in operating assets and liabilities:
Accounts receivable	(56,857)	(50,193)	(10,626)
Prepaids and other assets	(2,623)	(3,534)	(1,696)
Customer deposits	39,892	20,794	4,421
Accounts payable	3,173	1,364	1,413
Accrued expenses	46,673	30,017	11,302
Long-term payable	828	1,048	697
Other operating activities	(1,407)	1	(1)
NET CASH PROVIDED BY OPERATING ACTIVITIES	246,892	119,659	55,186
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(13,423)	(6,436)	(5,000)
Acquisition of businesses	(2,500)	(10,502)	(1,500)
Intangible assets acquired	-	-	(140)
Investments in unconsolidated affiliates	(3,000)	(25)	(50)
NET CASH (USED IN) INVESTING ACTIVITIES	(18,923)	(16,963)	(6,690)
FINANCING ACTIVITIES
Repurchase of common stock	(172,015)	(29,371)	(27,056)
Proceeds from exercise of options	3,620	6,946	2,298
Transactions with noncontrolling interests	19	532	189
Dividends declared and paid	(11,548)	-	-
NET CASH (USED IN) FINANCING ACTIVITIES	(179,924)	(21,893)	(24,569)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(59)	47	106
Net change in cash, cash equivalents and restricted cash	47,986	80,850	24,033
Cash, cash equivalents and restricted cash, beginning balance	127,924	47,074	23,041
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 175,910	$ 127,924	$ 47,074
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$ 1,331	$ 754	$ 130
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Termination of lease liabilities	$ 375	$ 204	$ -
Retirement of treasury stock	-	-	18,433
Lease liabilities arising from obtaining right-of-use assets	2,370	138	1,524
Intangible assets in accounts payable	-	-	70
Property, plant and equipment purchases in accounts payable	174	117	93
Liabilities incurred associated with a business acquisition	-	1,500	-
Liabilities assumed in business acquisition	-	140	-